PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH 16, 1998

                      [LOGO OF CAPITAL ONE APPEARS HERE]

                                 MASTER TRUST
     $500,000,000 CLASS A 6.310% ASSET BACKED CERTIFICATES, SERIES 1998-1
      $50,236,407 CLASS B 6.356% ASSET BACKED CERTIFICATES, SERIES 1998-1

                     CAPITAL ONE BANK, SELLER AND SERVICER

  The Class A 6.310% Asset Backed Certificates, Series 1998-1 (the "Class A Certificates") and the Class B 6.356% Asset Backed Certificates, Series 1998-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") offered hereby represent undivided interests in certain assets of the Capital One Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement between Capital One Bank, a Virginia banking corporation (the "Bank"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts (the "Accounts"), collections thereon and certain other property as more fully described herein. Concurrently with the issuance of the Investor Certificates, the Trust will issue $40,780,142 aggregate initial principal amount of Floating Rate Class C Asset Backed Interests, Series 1998-1 (the "Class C Interests" and, together with the Investor Certificates, the "Series 1998-1 Interests"). The Bank owns the remaining undivided interest in the Trust not represented by the Investor Certificates, the other investor certificates issued by the Trust and any uncertificated interests in the Trust issued as Series Enhancement and will service the Receivables. The Trust previously has issued eighteen other series of investor certificates which evidence undivided interests in the Trust. The Bank may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Investor Certificates and the Class C Interests. The issuance of additional series of certificates may impact the timing or amount of payments received by the holders of the Class A Certificates and the Class B Certificates (the "Investor Certificateholders").
                                                       (Continued on next page)

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE INVESTOR CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE INVESTOR CERTIFICATES ARE PAID IN FULL. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" HEREIN ON PAGE S-16 AND IN THE PROSPECTUS ON PAGE 18.

THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF THE BANK. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                        PRICE TO   UNDERWRITING   PROCEEDS TO
                                       PUBLIC(1)    DISCOUNTS   THE SELLER(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate.............      100%       0.26823%      99.73177%
--------------------------------------------------------------------------------
Per Class B Certificate.............      100%       0.26823%      99.73177%
--------------------------------------------------------------------------------
Total...............................  $550,236,407  $1,475,899    $548,760.508

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from April 1, 1998.
(2) Before deduction of expenses payable by the Seller, estimated to be $700,000.

                                ---------------
  The Investor Certificates are offered by the Underwriter when, as and if issued by the Trust and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Investor Certificates will be delivered in book-entry form on or about April 1, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

                               BARCLAYS CAPITAL

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 20, 1998

(Continued from previous page)

  Following the completion of the offering made hereby, additional Investor Certificates may be issued from time to time if certain conditions have been met. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Interest will accrue on the Class A Certificates from April 1, 1998 (the "Series Issuance Date") at the rate of 6.310 percent per annum (the "Class A Certificate Rate"). Interest on the Class B Certificates will accrue from the Series Issuance Date at the rate of 6.356 percent per annum (the "Class B Certificate Rate"). Interest on the Investor Certificates will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day) beginning on May 15, 1998 (each, a "Distribution Date"). See "Series Provisions--Interest Payments." For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

  Principal with respect to the Class A Certificates is scheduled to be paid on the April 2008 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be paid on the June 2008 Distribution Date, but may be paid earlier or later under certain circumstances described herein. See "Maturity Considerations" and "Series Provisions--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus. Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Series Provisions--Principal Payments."

  THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN. In addition, the fractional undivided interest in the Trust represented by the Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Investor Certificates to the extent described herein. The Series 1998-1 Interests will also have the benefit of the Cash Collateral Account which will be funded with an initial deposit of $9,456,265. See "Summary of Series Provisions--The Investor Certificates; the Class C Interests," "--Subordination; Additional Amounts Available to Investor Certificateholders" and "--The Cash Collateral Account." Only the Investor Certificates are offered hereby. Additional credit enhancement will be provided in the event that additional Investor Certificates are issued. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Investor Certificateholders should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Investor Certificates, 69, route d'Esch, L-1470 Luxembourg, phone number 011-352-4590-3550, for the status of such listing.

  The Termination Date for the Investor Certificates is the June 2011 Distribution Date.

  Series 1998-1 is not an Extendable Series or a Prefunded Series.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  The Investor Certificates offered hereby constitute a separate Series of investor certificates being offered by the Bank from time to time pursuant to its Prospectus dated March 16, 1998. This Prospectus Supplement does not contain complete information about the offering of the Investor Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Investor Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  The following Summary of Series Terms (the "Summary of Terms") and the Summary of Series Provisions are qualified in their entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

                            SUMMARY OF SERIES TERMS

TRUST.......................  Capital One Master Trust (the "Trust").

TITLE OF SECURITIES.........  $500,000,000 Class A 6.310% Asset Backed
                               Certificates, Series 1998-1 (the "Class A
                               Certificates") and $50,236,407 Class B 6.356% Asset Backed Certificates, Series 1998-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates"). In addition, the Trust will issue $40,780,142 Floating Rate Class C Asset Backed Interests, Series 1998-1 (the "Class C Interests" and, together with the Investor Certificates, the "Series 1998-1 Interests"). Only the Investor Certificates are offered hereby.

INITIAL INVESTOR AMOUNT.....  $591,016,549 (the "Initial Investor Amount").

CLASS A INITIAL INVESTOR      $500,000,000 (the "Class A Initial Investor
 AMOUNT.....................   Amount").

CLASS B INITIAL INVESTOR      $50,236,407 (the "Class B Initial Investor
 AMOUNT.....................   Amount").

CLASS C INITIAL INVESTOR      $40,780,142 (the "Class C Initial Investor
 AMOUNT.....................   Amount").

INITIAL CASH COLLATERAL       $9,456,265 (the "Initial Cash Collateral
 AMOUNT.....................   Amount").

SERIES DESIGNATIONS.........  Series 1998-1 is not an Extendable Series or a
                               Prefunded Series.

CLASS A CERTIFICATE RATE....  6.310% per annum.

CLASS B CERTIFICATE RATE....  6.356% per annum.

INTEREST PAYMENT DATES......  The 15th day of each calendar month (or, if any such day is not a business day, the next
                               succeeding business day), beginning on May 15, 1998.
CLASS A CONTROLLED
 ACCUMULATION AMOUNT........  For each Distribution Date with respect to the
                               Class A Accumulation Period, $25,000,000; except that, if the commencement of the Class A Accumulation Period is delayed as described herein under "Series Provisions--Principal Payments," which the Bank believes is likely, the Class A

                               Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined as described under "Series Provisions--Application of Collections--Payments of Principal."

SERIES 1998-1 TERMINATION
 DATE ......................  The June 2011 Distribution Date. See "Series
                               Provisions--Series Termination."

CLASS A EXPECTED FINAL
 PAYMENT DATE...............  The April 2008 Distribution Date.

CLASS B EXPECTED FINAL
 PAYMENT DATE...............  The June 2008 Distribution Date.

SERIES CUT-OFF DATE.........  April 1, 1998.

SERIES ISSUANCE DATE........  April 1, 1998.

GOVERNING LAW...............  New York.

                          SUMMARY OF SERIES PROVISIONS

THE INVESTOR
 CERTIFICATES;THE CLASS C
 INTERESTS..................  Each of the Series 1998-1 Interests represents a specified undivided interest in certain assets of the Trust. The portion of the Trust Assets allocated to the holders of the Series 1998-1 Interests as described below and under "Description of the Certificates" in the Prospectus will be further allocated between the holders of the Class A Certificates (the "Class A Certificateholders' Interest"), the holders of the Class B Certificates (the "Class B Certificateholders' Interest") and the holders of the Class C Interests (the "Class C Investors' Interest") as described herein. The Class A Certificateholders' Interest and the Class B Certificateholders' Interest are sometimes collectively referred to herein as the "Investor Certificateholders' Interest." The specified undivided interest in the Trust Assets represented by the Class C Interests in the initial amount of $40,780,142 (an amount that represents 6.90% of the Initial Investor Amount) together with amounts on deposit in the Cash Collateral Account constitute the Credit Enhancement for the Investor Certificates. For purposes of this Prospectus Supplement, the Class C Investors' Interest shall be deemed to be the "Enhancement Invested Amount" for all purposes under the Prospectus. The Class C Interests will be issued pursuant to the Pooling Agreement and the Series 1998-1 Supplement as supplemented by the supplement relating to the Class C Interests (the "Class C Supplemental Agreement").

                              The aggregate amount of Principal Receivables
                               allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest (as more fully defined herein, the "Invested Amount") will be $591,016,549 on the Series Issuance Date (the "Initial Invested Amount").

                              The aggregate amount of Principal Receivables
                               allocable to the Class A Certificateholders'
                               Interest (as more fully defined herein, the "Class A Invested Amount") will be $500,000,000 on the Series Issuance Date (the "Class A Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Class B Certificateholders' Interest (as more fully defined herein, the "Class B Invested Amount") will be $50,236,407 on the Series Issuance Date (the "Class B Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Class C Interests (as more fully defined herein, the "Class C Invested Amount") will be $40,780,142 on the Series Issuance Date (the "Class C Initial Invested Amount"). Because Series 1998-1 is not a Prefunded Series, the Class A Initial Invested Amount will equal the Class A Initial Investor Amount, the Class B Initial Invested Amount will equal the Class B Initial Investor Amount and the Class C Initial Invested Amount will equal the Class C Initial Investor Amount.

                              The Class B Invested Amount will decline in
                               certain circumstances as a result of (a) the allocation to the Class B Certificateholders' Interest of Defaulted Amounts otherwise allocable to the Class A Certificateholders' Interest and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Spread, if any, Excess Finance Charges allocable to Series 1998-1, the reallocation of certain amounts allocable to the Class C Interests and certain amounts, if any, on deposit in the Cash Collateral Account as described herein. The Class C Invested Amount may be reduced and may be reimbursed in certain circumstances, as described herein. During the Class A Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A Certificateholders' Interest will be further reduced by the amount on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount" and together with the Class B Invested Amount and the Class C Invested Amount, the "Adjusted Invested Amount"). The principal amount of the Seller's Interest will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series and the amounts on deposit in the Excess Funding Account, any principal funding account and any prefunding account change from time to time.

                              The Investor Certificateholders' Interest and the
                               Class C Investors' Interest will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the Series 1998-1 Supplement and subject to any reallocation of such amounts as described herein) varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. Finance Charge Receivables collections and the Defaulted Amount will be allocated to the Series 1998-1 Interests based on the Floating Allocation Percentage. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Class C Interests based on the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively. Collections of Principal Receivables will be allocated to the Series 1998-1 Interests based on the Principal Allocation Percentage. Such percentage will vary as described herein under "Series Provisions-- Allocation Percentages" depending on whether the Investor Certificates are in their Revolving Period, Principal Payment Period, Accumulation Period or Early Amortization Period. See also "Description of the Certificates--Allocation Percentages" in the Prospectus. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Class C Interests as described herein. See "Series Provisions--Allocation Percentages."

ISSUANCE OF ADDITIONAL
 INVESTOR CERTIFICATES......  After the completion of the offering made hereby, the Bank may cause the Trustee to issue
                               additional Investor Certificates of Series 1998-1 ("Additional Investor Certificates") from time to time during the Revolving Period, provided that certain conditions included in the Series 1998-1 Supplement are met. In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will be increased pro rata. When issued, the Additional Investor Certificates of a class will be identical in all respects to the other outstanding Investor Certificates of that class. See "Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

OTHER SERIES................  As of the date hereof, the Trust has issued eighteen other Series of Certificates, thirteen of which are still outstanding. For information concerning the characteristics of such other outstanding Series of Certificates, see "Annex
                               I: Previous Issuances of Certificates."
                               Additional Series are expected to be issued from time to time by the Trust. See "Description of the Certificates--New Issuances" in the Prospectus and "Maturity Considerations" herein.

RECEIVABLES.................  The Bank has conveyed to the Trust Receivables arising in Accounts constituting a portion of the Bank Portfolio, based on criteria provided in the Pooling Agreement as applied on July 30, 1993 (the "Trust Cut-Off Date"), and in certain Additional Accounts conveyed to the Trust in accordance with the Pooling Agreement since the Trust Cut-Off Date, all as more fully described herein under "The Bank Portfolio." The aggregate amount of Receivables in the Accounts (including Receivables in Accounts conveyed to the Trust after January 30, 1998 and before the Series Issuance Date) as of January 30, 1998 was $10,951,046,183.46, consisting of
                               $10,629,372,511.61 of Principal Receivables and $321,673,671.85 of Finance Charge Receivables.

REGISTRATION, CLEARANCE AND
 SETTLEMENT.................  The Investor Certificates will be represented by certificates registered in the name of Cede, as the nominee of DTC. No purchaser of an Investor Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. Investor
                               Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "The Pooling Agreement Generally--Definitive Certificates" in the Prospectus.

SERVICING COMPENSATION......  The Servicing Fee Rate for the Series 1998-1
                               Interests will be 2.00% per annum. On each Distribution Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in respect of the Monthly

                               Servicing Fee. In addition, the Class A
                               Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee will be paid on each Distribution Date as described under "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" and "-- Servicing Compensation and Payment of Expenses" herein. See also "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus.

FUNDING PERIOD..............  If the Summary of Terms herein designates Series
                               1998-1 a Prefunded Series, then during the period (the "Funding Period") from and including the Series Issuance Date to but excluding the earlier of (i) the conclusion of the Revolving Period, (ii) the date on which the Invested Amount first equals the Investor Amount and
                               (iii) the Final Funding Date specified in the Summary of Terms, the Prefunded Amount will be maintained in an Eligible Deposit Account to be established with the Trustee (the "Prefunding Account"). If Series 1998-1 is designated a Prefunded Series, the "Prefunded Amount" will equal the Initial Prefunded Amount specified in the Summary of Terms, less the amounts of any increases in the Invested Amount pursuant to the Series 1998-1 Supplement in connection with an increase in the amount of Principal Receivables in the Trust. Funds on deposit in the Prefunding Account will be invested by the Trustee in Eligible Investments.

                              During the Funding Period, if applicable, funds
                               on deposit in the Prefunding Account will be withdrawn on the Funding Dates specified in the Summary of Terms and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the aggregate amount of Principal Receivables in the Trust on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Investor Certificateholders and the holders of the Class C Interests (the "Class C Interest Holders" and, together with the Investor Certificateholders, the "Series 1998-1 Holders") will have no further right to or interest in such funds upon their withdrawal from the Prefunding Account in connection with such increases in the Invested Amount. Should the Prefunded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Prefunding Account will be payable pro rata to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution
                               Date and result in a reduction of the Investor Amount. See "Series Provisions--Prefunding Account" herein and "Description of the Certificates--Funding Period" in the Prospectus.

REVOLVING PERIOD; CLASS A
 ACCUMULATION PERIOD; CLASS
 B AMORTIZATION PERIOD;
 CLASS C AMORTIZATION
 PERIOD.....................  Unless a Pay Out Event or, if Series 1998-1 is an
                               Extendable Series, a Principal Payment Event has occurred, the revolving period with respect to Series 1998-1 (the "Revolving Period") is scheduled to end at the close of business on the last day of the July 2006 Monthly Period. Subject to the conditions set forth under "Series Provisions--Principal Payments" herein, the day on which the Revolving Period ends and the Class A Accumulation Period begins may be delayed to no later than the close of business on the last day of February 2008 Monthly Period. Unless a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event has occurred, (i) the Class A accumulation period (the "Class A Accumulation Period") will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the commencement of the Principal Payment Period, if applicable, (c) the payment in full of the Class A Invested Amount or (d) the Series 1998-1 Termination Date (the "Termination Date"), (ii) the Class B amortization period (the "Class B Amortization Period") will commence on the Distribution Date on which the Class A Invested Amount is paid in full (the "Class B Principal Commencement Date") and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class B Invested Amount or (c) the Termination Date and (iii) the Class C amortization period (the "Class C Amortization Period") will commence on the Distribution Date on which the Class B Invested Amount is paid in full (the "Class C Principal Commencement Date") and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class C Invested Amount or (c) the Termination Date. No principal will be payable to Class A Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or, upon the occurrence of a Pay Out Event or a Principal Payment Event as described herein, the first Special Payment Date with respect to the Early Amortization Period or Principal Payment Period, as applicable. No principal will be payable to the Class B Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Invested Amount is paid in full. No principal will be payable to the Class C Interest Holders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class B Invested Amount is paid in full. For the period beginning on the Series Cut-Off Date and ending with the commencement of the Class A Accumulation Period, the Principal Payment Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders' Interest and the Class C Investors' Interest ("Reallocated Principal Collections") that are used to pay any deficiency in the Class A Required Amount or the Class B Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the Bank. See "Series Provisions--Pay Out Events" and "--Extension of Initial Principal Payment Date" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Class A Accumulation Period. In addition, see "Series Provisions--Principal Payments" herein and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

SUBORDINATION; ADDITIONAL
 AMOUNTS AVAILABLE TO
 INVESTOR
 CERTIFICATEHOLDERS.........  The fractional undivided interest in the Trust
                               Assets allocable to the Class B Certificates and the Class C Interests will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates.

                              If collections of Finance Charge Receivables
                               allocable to the Class A Certificates for any Monthly Period and certain other available amounts described herein are less than the sum of (i) current and overdue Class A Monthly Interest, (ii) Class A Additional Interest,
                               (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 1998-1 will be applied to fund the deficiency (the "Class A Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of collections of Finance Charge Receivables allocated to the Class A Certificates and other available funds described herein over the sum of the amounts referred to in clauses (i), (ii),
                               (iii) and (iv) above, (b) the excess of
                               collections of Finance Charge Receivables allocated to the Class B Certificates and certain other available funds described herein over the sum of (i) current and overdue Class B Monthly Interest, (ii) Class B Additional Interest and (iii) current and overdue Class B Servicing Fee and (c) the excess of collections of Finance Charge Receivables allocated to the Class C Interests and certain other available funds described herein over the current and overdue Class C Servicing Fee. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date and amounts, if any, on deposit in the Cash Collateral Account are less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount with respect to the related Monthly Period will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then a portion of the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Class C Invested Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Class A Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections for the related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in the Class C Invested Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions-- Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

                              Excess Spread and Excess Finance Charges
                               allocable to Series 1998-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be applied to fund the Class B Required Amount. The "Class B Required Amount" means the amount for any Distribution Date equal to the sum of (a) the amount, if any, by which the sum of (i) current and overdue Class B Monthly Interest, (ii) Class B Additional Interest and (iii) current and overdue Class B Servicing Fee exceeds collections of Finance Charge Receivables allocable to the

                               Class B Certificates for the related Monthly
                               Period and certain other available amounts described herein and (b) the Class B Investor Default Amount for the related Monthly Period. If Excess Spread and Excess Finance Charges allocable to Series 1998-1 with respect to such Distribution Date and not required to pay the Class A Required Amount are less than the Class B Required Amount, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such amounts available with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Invested Amount for the related Monthly Period and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If Reallocated Principal Collections allocable to the Class C Invested Amount with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class B Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1998-1 not required to pay the Class A Required Amount and amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections not required to pay the Class A Required Amount for the related Monthly Period, but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the reduction in the Class C Invested Amount with respect to such Monthly Period. In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Series Provisions-- Reallocation of Cash Flows."

THE CASH COLLATERAL
 ACCOUNT....................  A cash collateral account (the "Cash Collateral
                               Account") will be held in the name of the Trustee for the benefit of the Series 1998-1 Holders. The Cash Collateral Account will be fully funded on the Closing Date in the amount of $9,456,265 (the "Initial Cash Collateral Amount"). See "Series Provisions--Cash Collateral Account." To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first and then to pay the Class B Required Amount and then to pay the excess, if any, of (a) the sum of (i) the excess, if any, of current and overdue Class C Servicing Fee over Class C

                               Available Funds, (ii) current and overdue Class C Monthly Interest, (iii) Class C Additional Interest, and (iv) the Class C Investor Default Amount for such Distribution Date over (b) the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amounts. See "Series Provisions-- Reallocation of Cash Flows" and "--Application of Collections."

                              On each Distribution Date, Excess Spread and
                               Excess Finance Charges allocable to Series 1998-1 (to the extent described under "Series Provisions--Application of Collections--Excess
                               Spread; Excess Finance Charges" herein) will be deposited in the Cash Collateral Account, to the extent that the amount on deposit in the Cash Collateral Account is less than the Required Cash Collateral Amount. The "Required Cash Collateral Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the greater of (I) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 1.6% and (II) $1,112,502. If on any Distribution Date the Available Cash Collateral Amount exceeds the Required Cash Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Series 1998-1 Supplement and the Class C Supplemental Agreement and will not be available to the Investor Certificateholders. See "Series Provisions--Cash Collateral Account."

EXCESS FINANCE CHARGES......  The Series 1998-1 Certificates will be the nineteenth Series issued by the Trust and the fourteenth Series, outstanding as of the Series Issuance Date, included in a group of Series ("Group One") expected to be issued by the Trust from time to time. The Series 1993-1 Certificates, the Series 1993-4 Certificates, the Series 1994-3 Certificates, the Series 1994-A Certificates, the Series 1995-1 Certificates, the Series 1995-2 Certificates, the Series 1995-3 Certificates, the Series 1995-4 Certificates, the Series 1996-1 Certificates, the Series 1996-2 Certificates, the Series 1996-3 Certificates, the Series 1997-1 Certificates and the Series 1997-2 Certificates are currently included in Group One. See "Annex I: Previous Issuances of Certificates." Subject to certain limitations described under "Description of the Certificates--Sharing of Excess Finance Charges" in the Prospectus, Excess Finance Charges, if any, with respect to a Series included in Group One will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group One, pro rata based upon the amount of the shortfall, if any, with respect to each Series in Group One.

SHARED PRINCIPAL
 COLLECTIONS................  Collections of Principal Receivables and certain other amounts otherwise allocable to other
                               Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Investor Certificates and the Class C Interests. See "Description of the Certificates--Shared Principal Collections" in the Prospectus.

OPTIONAL REPURCHASE.........  The Investor Certificateholders' Interest and the
                               Class C Investors' Interest will be subject to optional repurchase by the Bank on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount is reduced to an amount that is less than or equal to 5% of the sum of the Initial Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period. The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested Amount (less the Principal Funding Account Balance, if any), the Class C Invested Amount and accrued and unpaid interest on the Class A Certificates, the Class B Certificates and the Class C Interests (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day. See "Description of the Certificates--Optional Termination; Final Payment of Principal" in the Prospectus.

REQUIRED PRINCIPAL BALANCE;
 ADDITION OF ACCOUNTS.......  The Series 1998-1 Supplement provides that the
                               Bank will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts (plus the amount of any increases in the invested amounts attributable to prefunding) of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) minus amounts on deposit in the Excess Funding Account. See "Series Provisions--Required Principal Balance; Addition of Accounts" herein and "Description of the Certificates--Addition of Trust Assets" in the Prospectus.

DEFEASANCE..................  In certain circumstances and subject to certain conditions, the Bank may terminate its
                               substantive obligations in respect of Series
                               1998-1 or the Pooling Agreement as a whole. See "The Pooling Agreement Generally--Defeasance" in the Prospectus.

ERISA CONSIDERATIONS........  The Class A Certificates and the Class B
                               Certificates may not be acquired by (a) any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or
                               (c) any entity whose underlying assets include "plan assets" under the Final Regulation (as defined under "ERISA Considerations" in the Prospectus) by reason of any such plan's investment in the entity. By its acceptance of an Investor Certificate, each Investor Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the Prospectus.

CLASS A CERTIFICATE
 RATING.....................  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the subordination of the Class B Certificates and the Class C Interests and the circumstances, as described herein, in which the Available Cash Collateral Amount may be available for the benefit of the Class A Certificateholders. See "Risk Factors-- Series Considerations--Limited Nature of Rating" in the Prospectus.

CLASS B CERTIFICATE RATING
 ...........................  It is a condition to the issuance of the Class B
                               Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables, the subordination of the Class C Interests and the circumstances, as described herein, in which the Available Cash Collateral Amount may be available for the benefit of the Class B Certificateholders. See "Risk Factors--Series Considerations--Limited Nature of Rating" in the Prospectus.

LISTING.....................  Application will be made to list the Investor
                               Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Investor Certificateholders should consult with Banque Internationale a Luxembourg, S.A., the Luxembourg listing agent for the Investor Certificates, 69, route d'Esch, L-1470 Luxembourg, phone number 011-352-4590-3550 for the status of such listing.

                                 RISK FACTORS

  LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Investor Certificates will be provided by the subordination of the Class C Interests and the funds held in the Cash Collateral Account, such amounts are limited. If the Class C Invested Amount and the amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions--Cash Collateral Account."

  EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1, Reallocated Principal Collections with respect to the Class C Interests, amounts on deposit in the Cash Collateral Account, and reductions in the Class C Invested Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "Series Provisions--Allocation Percentages" and "--Reallocation of Cash Flows" herein. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                            MATURITY CONSIDERATIONS

  The Pooling Agreement and the Supplement thereto for Series 1998-1 (the "Series 1998-1 Supplement") provide that Class A Certificateholders will not receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or earlier in the event of a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event. Class A Certificateholders will receive payments of principal (i) on each Distribution Date following the Monthly Period in which a Pay Out Event occurs and (ii) on each Distribution Date beginning with the commencement of the Principal Payment Period (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the final principal payment on the Class A Certificates has been made. The Class C Interest Holders will not begin to receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the final principal payment on the Class B Certificates has been made.

  On each Distribution Date during the Class A Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections (see "Series Provisions--Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the Class A Expected Final Payment Date. See "Series Provisions--Principal Payments" for a discussion of circumstances under which the commencement of the Class A Accumulation Period may be delayed. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Amortization Period, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period on deposit in the Collection Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders.

  The Bank may, at or after the time at which the Class A Accumulation Period commences for Series 1998-1, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1998-1 to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 1998-1. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other Series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 1998-1), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Investor Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series 1998-1 and may include Pay Out Events which are unrelated to the status of the Bank or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Investor Certificates, the final payment of principal to the Investor Certificateholders may be delayed.

  Should a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event occur with respect to Series 1998-1 and the Early Amortization Period or the Principal Payment Period commence, any amount on deposit (a) in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date and the Series 1998-1 Holders will be entitled to receive Available Investor Principal Collections on each Distribution Date with respect to such Early Amortization Period or the Principal Payment Period or following the Expected Final Payment Date, as the case may be, as described herein until the Invested Amount is paid in full or until the Termination Date occurs, (b) in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections and (c) in the Prefunding Account, if applicable, will be distributed to the Series 1998-1 Holders on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount, respectively. See "Description of the Certificates --Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein.

  The ability of Investor Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, the delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Investor Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. A significant amount of receivables initially originated by the Bank was attributable to customers who, attracted by the low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. See "Risk Factors--Series Considerations--Generation of Additional Receivables; Dependency on Cardholder Repayments" and "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Investor Certificateholders could expect to receive payments of principal on their Investor Certificates during the Early Amortization Period or Principal Payment Period or the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. As described under "Series Provisions--Principal Payments," the Bank may shorten the Class A Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

  The Trust, as a master trust, has previously issued eighteen Series, thirteen of which are still outstanding, and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Investor Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

  Due to the reasons set forth above, and the fact that payment experience with respect to the more recently originated accounts in the Bank Portfolio (from which the Accounts included in the Trust Portfolio have been selected) is limited (see "The Bank Portfolio" herein), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors--Series Considerations--Generation of Additional Receivables; Dependency on Cardholder Repayments" in the Prospectus.

                              THE BANK PORTFOLIO

GENERAL

  The Accounts included in the Trust as of the Trust Cut-Off Date and subsequent Additional Cut-Off Dates (the "Trust Portfolio") were selected from the Bank Portfolio based on the eligibility criteria specified in the Pooling Agreement. The Trust Portfolio is comprised of the majority of Eligible Accounts in the Bank Portfolio as of the Series Cut-Off Date. The Trust Portfolio also includes certain charged-off accounts with zero balances (the "Zero Balance Accounts"), the recoveries on which will be treated as collections of Finance Charge Receivables. The Bank plans to continue to add Zero Balance Accounts to the Trust from time to time. See "The Accounts," "The Pooling Agreement Generally--Conveyance of Receivables" and "--Representations and Warranties" in the Prospectus.

  The Bank Portfolio is primarily comprised of accounts originated by the Bank from 1992 to 1998, regardless of whether such accounts meet the eligibility requirements specified in the Pooling Agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 5% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases, higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of these non-introductory rate accounts in the Bank Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Bank Portfolio. Receivables added to the Trust have and will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See "Risk Factors--Certain Legal Aspects--Transfer of Receivables," "The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures" and "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the Prospectus.

  In the fourth quarter of 1997, the Bank adopted a more conservative accounting methodology with respect to charge-offs and made an adjustment to its recognition of finance charges and fee income. The Bank modified its methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the Bank also began recognizing the estimated uncollectible portion of finance charges and fee income receivables which resulted in a decrease in loans and a corresponding decrease in revenue. The 1997 impact of these adjustments is shown as a footnote in the tables that follow.

DELINQUENCY AND LOSS EXPERIENCE

  Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Bank Portfolio from approximately $1.985 billion at year end 1992, to approximately $13.155 billion at month end December 1997, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, it is expected that the charge-off rates and delinquencies will increase over time. The Bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts, the product mix of the portfolio and general economic conditions.

  The following tables set forth the delinquency and loss experience for the Bank Portfolio for each of the periods shown. The Bank Portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. As of January 30, 1998, the Trust Portfolio (including Receivables added to the Trust after January 30, 1998 and before the Series Issuance Date) represented approximately 63% and 84% of the Bank Portfolio by account and receivables outstanding, respectively. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables is different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below for the Bank Portfolio.

           DELINQUENCIES AS A PERCENTAGE OF THE BANK PORTFOLIO(1)(3)

                            (DOLLARS IN THOUSANDS)

                                                    AT YEAR END
                         -----------------------------------------------------------------
                               1997 (4)                1996                  1995
                         --------------------- --------------------- ---------------------
     NUMBER OF DAYS      DELINQUENT            DELINQUENT            DELINQUENT
     DELINQUENT(2)         AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE
     --------------      ---------- ---------- ---------- ---------- ---------- ----------
30-59 days..............  $309,440     2.35%    $261,165     2.16%    $165,306     1.58%
60-89 days..............   202,735     1.54      151,218     1.25       92,665     0.89
90+ days................   323,803     2.46      335,986     2.78      181,243     1.73
                          --------     ----     --------     ----     --------     ----
 TOTAL..................  $835,978     6.35%    $748,369     6.19%    $439,214     4.20%
                          ========     ====     ========     ====     ========     ====

--------
(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 1997, 1996 and 1995 were $13,155,103, $12,092,872 and $10,445,480, respectively.
(2) The Bank uses billing cycles to determine delinquency. This table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Figures and percentages in this table are reported on a processing month basis.
(4) The total delinquencies greater than or equal to 30 days as a percentage of the Bank Portfolio would have been 7.13% without the adjustments discussed above under "--General."

                    LOSS EXPERIENCE FOR THE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED
                                         ------------------------------------
                                           1997(1)       1996         1995
                                         -----------  -----------  ----------
Average Receivables Outstanding......... $12,103,362  $11,028,180  $9,089,278
Gross Losses............................ $   895,434  $   509,689  $  238,438
Gross Losses as a Percentage of Average
 Receivables Outstanding................        7.40%        4.62%       2.62%
Recoveries.............................. $    74,902  $    37,166  $   33,610
Net Losses.............................. $   820,532  $   472,523  $  204,828
Net Losses as a Percentage of Average
 Receivables Outstanding................        6.78%        4.28%       2.25%

--------
(1) Net Losses as a Percentage of Average Receivables Outstanding would have been 6.40% without the change in charge-off methodology discussed above under "--General."

REVENUE EXPERIENCE

  The following table sets forth the revenues from finance charges and fees billed and Interchange received with respect to the Bank Portfolio for the periods shown.

                   REVENUE EXPERIENCE FOR THE BANK PORTFOLIO

                            (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED
                                           ------------------------------------
                                             1997(2)       1996         1995
                                           -----------  -----------  ----------
Average Receivables Outstanding........... $12,103,362  $11,028,180  $9,089,278
Finance Charges and Fees(1)............... $ 2,434,650  $ 1,904,885  $1,363,765
Yield from Finance Charges and Fees.......       20.12%       17.27%      15.00%
Interchange............................... $   109,394  $    97,892  $   79,128
Yield from Interchange....................        0.90%        0.89%       0.87%

--------
(1) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.
(2) Yield from Finance Charges and Fees would have been 20.66% without the adjustments discussed above under "--General."

  Because the Trust Portfolio is only a portion of the Bank Portfolio, actual revenue experience with respect to the Receivables is different from that set forth above for the Bank Portfolio. There can be no assurance that the yield experience with respect to the Receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Certain Legal Aspects" and""--The Ability of the Bank to Change Terms of the Accounts" in the Prospectus.

  The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. Furthermore, as the Bank Portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the Bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

PAYMENT RATES

  The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

         ACCOUNTHOLDER MONTHLY PAYMENT RATES FOR THE BANK PORTFOLIO(1)

                                                               YEAR ENDED
                                                            -------------------
                                                            1997   1996   1995
                                                            -----  -----  -----
Lowest Month(2)............................................  9.66%  8.54%  8.68%
Highest Month(2)........................................... 10.74% 10.97% 11.76%
Average Payment Rate for the Period........................ 10.20%  9.83% 10.17%

--------
(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.
(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

                                THE RECEIVABLES

  The Receivables in the Trust Portfolio, as of January 30, 1998 (including Receivables in Accounts conveyed to the Trust after January 30, 1998 and before the Series Issuance Date, which Receivables and Accounts are included in all figures set fourth below in this paragraph, the next paragraph and the following tables) included $10,629,372,511.61 of Principal Receivables and $321,673,671.85 of Finance Charge Receivables. The Accounts had an average balance of $1,541.15 and an average credit limit of $3,423.37. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 45.0%. The average age of the Accounts was approximately 32 months. As of January 30, 1998, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 70% were standard accounts and 30% were premium accounts, and the aggregate Receivables balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 47% and 53%, respectively. Since the Trust Cut-Off Date, and prior to the Series Issuance Date, the Bank has added approximately $15.892 billion principal amount of Receivables in Additional Accounts to the Trust. The Receivables arising under such accounts added to the Trust since the Trust Cut-Off Date are generally assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such Receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 5% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases higher delinquencies and credit losses than the Bank's traditional low introductory rate products. Receivables added to the Trust have and will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio.

  As of January 30, 1998, approximately 41% of the Trust Portfolio accounts were assessed a variable rate periodic finance charge and approximately 59% were assessed a fixed rate periodic finance charge.

  The following tables summarize the Trust Portfolio by various criteria as of January 30, 1998. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                COMPOSITION BY ACCOUNT BALANCE TRUST PORTFOLIO

                                    PERCENTAGE                     PERCENTAGE
                                     OF TOTAL                       OF TOTAL
                          NUMBER OF NUMBER OF     RECEIVABLES      RECEIVABLES
  ACCOUNT BALANCE RANGE   ACCOUNTS   ACCOUNTS     OUTSTANDING      OUTSTANDING
  ---------------------   --------- ---------- ------------------  -----------
Credit Balance(1)........   134,840     1.90%  $   (13,264,226.93)    (0.12)%
No Balance(2)............ 1,222,559    17.21                 0.00      0.00
More than $0 and less
 than or equal to
 $1,500.00............... 3,698,709    52.05     1,941,107,666.09     17.73
$1,500.01-$5,000.00...... 1,395,721    19.64     4,285,561,944.43     39.13
$5,000.01-$10,000.00.....   584,617     8.23     3,853,206,032.97     35.18
Over $10,000.00..........    69,321     0.97       884,434,766.90      8.08
                          ---------   ------   ------------------    ------
  TOTAL.................. 7,105,767   100.00%  $10,951,046,183.46    100.00%
                          =========   ======   ==================    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an Account. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future. Zero Balance Accounts are not included in these figures.

                        COMPOSITION BY CREDIT LIMIT(1)

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
       CREDIT LIMIT RANGE   ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
       ------------------   --------- ---------- ------------------ -----------
Less than or equal to
 $1,500.00................. 3,399,365    47.84%  $ 1,583,174,600.88    14.46%
$1,500.01-$5,000.00........ 1,513,864    21.31     2,537,115,577.75    23.17
$5,000.01-$10,000.00....... 1,984,056    27.92     5,305,854,411.77    48.45
Over $10,000.00............   208,482     2.93     1,524,901,593.06    13.92
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

--------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to these receivables.

                        COMPOSITION BY PAYMENT STATUS(1)

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
   PAYMENT STATUS(2)        ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
   -----------------        --------- ---------- ------------------ -----------
Current to 29 days(3)...... 6,537,837    92.01%  $10,064,222,573.25    91.90%
Past due 30-59 days........   232,250     3.27       358,323,509.42     3.27
Past due 60-89 days........   123,676     1.74       189,376,993.81     1.73
Past due 90+ days..........   212,004     2.98       339,123,106.98     3.10
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

--------
(1) Payment Status is determined as of the prior statement cycle date.
(2) The Bank uses billing cycles to determine delinquency. The table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.
(3) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           COMPOSITION BY ACCOUNT AGE

                                TRUST PORTFOLIO

                                      PERCENTAGE                    PERCENTAGE
                                       OF TOTAL                      OF TOTAL
                            NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
      ACCOUNT AGE           ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
      -----------           --------- ---------- ------------------ -----------
Not More than 6 Months.....   515,551     7.25%  $ 1,924,045,662.40    17.57%
Over 6 Months to 12
 Months....................   668,574     9.41     1,144,675,687.76    10.45
Over 12 Months to 24
 Months.................... 2,583,443    36.36     1,978,187,073.05    18.06
Over 24 Months to 36
 Months.................... 1,112,937    15.66     1,703,631,365.94    15.56
Over 36 Months to 48
 Months.................... 1,011,208    14.23     1,810,008,402.91    16.53
Over 48 Months to 60
 Months....................   650,085     9.15     1,313,305,282.92    11.99
Over 60 Months.............   563,969     7.94     1,077,192,708.48     9.84
                            ---------   ------   ------------------   ------
  TOTAL.................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                            =========   ======   ==================   ======

            COMPOSITION OF ACCOUNTS BY ACCOUNTHOLDER BILLING ADDRESS

                                       PERCENTAGE                    PERCENTAGE
                                        OF TOTAL                      OF TOTAL
                             NUMBER OF NUMBER OF     RECEIVABLES     RECEIVABLES
     STATE OR TERRITORY      ACCOUNTS   ACCOUNTS     OUTSTANDING     OUTSTANDING
     ------------------      --------- ---------- ------------------ -----------
California.................. 1,006,473    14.16%  $ 1,559,784,441.82    14.24%
Texas.......................   561,218     7.90       855,731,463.07     7.81
New York....................   536,427     7.55       784,846,556.26     7.17
Florida.....................   483,527     6.80       752,803,992.82     6.87
Pennsylvania................   280,364     3.95       418,532,857.98     3.82
Illinois....................   292,881     4.12       416,062,885.64     3.80
Virginia....................   223,744     3.15       402,068,962.56     3.67
Ohio........................   253,722     3.57       375,754,054.44     3.43
New Jersey..................   241,840     3.40       359,796,306.29     3.29
Michigan....................   207,024     2.91       320,272,905.35     2.93
Georgia.....................   196,582     2.77       305,500,857.11     2.79
Massachusetts...............   190,371     2.68       289,753,701.40     2.65
North Carolina..............   167,413     2.36       270,862,719.96     2.47
Maryland....................   155,774     2.19       262,869,089.93     2.40
Washington..................   141,548     1.99       262,771,719.51     2.40
Missouri....................   139,721     1.97       220,868,815.40     2.02
Indiana.....................   135,997     1.91       202,784,200.95     1.85
Tennessee...................   127,169     1.79       191,448,452.93     1.75
Minnesota...................   109,249     1.54       188,758,244.33     1.72
Arizona.....................   125,557     1.77       187,454,697.05     1.71
Colorado....................   123,662     1.74       180,960,235.60     1.65
Connecticut.................    97,671     1.37       155,240,618.96     1.42
Alabama.....................   101,892     1.43       148,445,105.85     1.36
Louisiana...................   100,476     1.41       143,081,059.44     1.31
Oregon......................    84,442     1.19       135,739,497.86     1.24
Oklahoma....................    89,641     1.26       134,545,054.89     1.23
South Carolina..............    88,455     1.25       132,186,462.97     1.21
Kentucky....................    78,863     1.11       110,531,457.08     1.01
Kansas......................    63,119     0.89       105,274,132.29     0.96
Arkansas....................    62,987     0.89        94,447,670.95     0.86
Nevada......................    61,374     0.86        89,144,217.74     0.81
Mississippi.................    59,296     0.83        81,816,863.56     0.75
West Virginia...............    47,132     0.66        70,190,387,14     0.64
New Hampshire...............    44,899     0.63        69,321,358.09     0.63
New Mexico..................    39,419     0.56        62,409,917.24     0.57
Utah........................    37,972     0.53        54,731,784.01     0.50
Nebraska....................    36,483     0.51        54,298,863.32     0.50
Maine.......................    25,606     0.36        49,921,727.30     0.46
Iowa........................    37,492     0.53        49,149,172.47     0.45
Idaho.......................    29,116     0.41        47,576,544.65     0.43
Hawaii......................    28,217     0.40        45,398,061.60     0.41
Rhode Island................    29,474     0.42        44,455,985.86     0.41
Montana.....................    23,221     0.33        38,640,615.02     0.35
Alaska......................    18,850     0.27        33,563,949.37     0.31
Vermont.....................    19,886     0.28        31,506,128.56     0.29
Delaware....................    19,753     0.28        31,190,572.75     0.29
District of Columbia........    17,934     0.25        26,607,259.36     0.24
South Dakota................    14,477     0.20        25,586,701.18     0.23
North Dakota................    13,983     0.20        24,569,477.35     0.22
Wyoming.....................    13,926     0.20        21,269,016.95     0.19
Wisconsin...................     6,720     0.09        11,089,757.35     0.10
Other.......................    12,728     0.18        19,429,601.90     0.18
                             ---------   ------   ------------------   ------
  TOTAL..................... 7,105,767   100.00%  $10,951,046,183.46   100.00%
                             =========   ======   ==================   ======

  As of January 30, 1998, the Bank, like many other national credit card issuers, had a significant concentration of credit card receivables outstanding in California. Adverse economic conditions affecting accountholders residing in California could affect timely payment by such accountholders of amounts due on the Accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See also "Risk Factors--Certain Legal Aspects--Consumer Protection Laws" in the Prospectus.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Investor Certificates will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                                   THE BANK

  At December 31, 1997, the Bank had assets of approximately $6.3 billion and stockholder's equity of approximately $681 million. For a more detailed description of the Bank, see "The Bank" in the Prospectus.

                               SERIES PROVISIONS

  The Investor Certificates and the Class C Interests will be issued pursuant to the Pooling Agreement and the Series 1998-1 Supplement. The following summary describes certain terms applicable to the Investor Certificates. Reference should be made to the Prospectus for additional information concerning the Investor Certificates and the Pooling Agreement.

INTEREST PAYMENTS

  Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Issuance Date on the outstanding principal balances of the Class A Certificates and the Class B Certificates, respectively, at the Class A Certificate Rate and the Class B Certificate Rate, respectively. Interest will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day), commencing on the May 1998 Distribution Date to Investor Certificateholders in whose names the Investor Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment the ("Record Date"). Interest for any Payment Date will accrue from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Series Issuance Date) to but excluding such Payment Date.

  If the Class A Certificate Rate or the Class B Certificate Rate specified in the Summary of Terms herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series Issuance Date) to but excluding such Distribution Date and a 360-day year. If the Class A Certificate Rate or the Class B Certificate Rate specified in the Summary of Terms herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months.

  Interest payments on the Class A Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Record Date (or in the case of the initial Payment Date, on the initial Class A principal balance) based upon the Class A Certificate Rate. On each Distribution Date, Class A Monthly Interest and Class A Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Investor Certificateholders (the "Class A Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class A Certificateholders or deposits in the Class A Interest Funding Account on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess

Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-1 Interests with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date with respect to the Class A Accumulation Period, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1998-1 Supplement with respect to such Distribution Date.

  Interest payments on the Class B Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class B principal balance) based upon the Class B Certificate Rate. On each Distribution Date, Class B Monthly Interest and Class B Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class B Certificateholders, if Interest Payment Dates occur monthly, or
(ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Class B Investor Certificateholders (the "Class B Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class B Certificateholders or deposits in the Class B Interest Funding Account, as applicable, on any Distribution Date will be funded from Class B Available Funds for such Monthly Period. To the extent Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess Finance Charges allocated to Series 1998-1, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Class C Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1998-1 Interests with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class B Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1998-1 Supplement with respect to such Distribution Date.

  Interest payments on the Class C Interests for each Payment Date will be calculated on the outstanding principal balance of the Class C Interests as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class C principal balance) based upon the Class C Interest Rate. "Class C Interest Rate" means a rate per annum not to exceed LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described herein, plus 1.00%. If the Class C Interest Rate specified herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year. If the Class C Interest Rate specified herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months. On each Distribution Date, Class C Monthly Interest for the related Monthly Period and any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders will be (i) paid to the Class C Interest

Holders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Class C Interest Holders (the "Class C Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class C Interest Holders or deposits in the Class C Interest Funding Account, as applicable, on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs for such Monthly Period. To the extent such Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts on deposit in the Cash Collateral Account for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, amounts, if any, on deposit in the spread account maintained for the benefit of the Class C Interest Holders (the "Class C Spread Account") will be used to make such payments or deposits.

  If the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account are created (because the Interest Payment Dates occur less frequently than monthly), then funds on deposit in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account generally will be invested in certain Eligible Investments. For purposes of investments of funds in the Class B Interest Funding Account and the Class C Interest Funding Account, the term "highest rating" as used in the definition of "Eligible Investments" shall include A-1 as well as A-1+, in the case of a short-term rating by Standard & Poor's. Any earnings (net of losses and investment expenses) on funds in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account will be paid to the Bank. If an Early Amortization Period commences, then thereafter Class A Monthly Interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date, Class B Monthly Interest will be distributed to the Class B Certificateholders monthly on each Special Payment Date and Class C Monthly Interest will be distributed to the Class C Interest Holders monthly on each Special Payment Date and any amounts on deposit in the Class A Interest Funding Account, the Class B Interest Funding Account and the Class C Interest Funding Account will be distributed to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders, respectively, on the first Special Payment Date.

  The Servicer will make all determinations and calculations relating to the Class A Certificate Rate, the Class B Certificate Rate and the Class C Interest Rate.

  If the Class A Certificate Rate is a Federal Funds-based rate then the Class A Certificates will bear interest at a rate per annum equal to the sum of Applicable Federal Funds Rates for each day during the applicable Interest Period divided by the number of days in such Interest Period, plus the Class A Certificate Rate Spread.

  If the Class A Certificate Rate is a Federal Funds-based rate, the Class A Certificate Rate will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts resulting from any calculation using such rate will be rounded to the nearest cent (with one-half cent being rounded upward). For purposes of calculating the Applicable Federal Funds Rate, a business day is any day other than a Saturday or Sunday in the City of New York that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

  If applicable, the Federal Funds Weekly Rate will reset on Monday of each week, or if such day is not a business day, the next succeeding business day (each, a "Federal Funds Reset Date"). If applicable, the Federal Funds Weekly Rate applied to each day (the "Applicable Federal Funds Rate") will be (a) if such day is a Federal Funds Reset Date, the Federal Funds Weekly Rate for such day or (b) if such day is not a Federal Funds Reset Date, the Federal Funds Weekly Rate on the immediately preceding Federal Funds Reset Date; provided, however, that for each day from and including a Determination Date to but excluding the Distribution Date relating to such Determination Date, the Applicable Federal Funds Rate shall be the rate applied on the day immediately preceding the Determination Date.

  The "Federal Funds Weekly Rate" means, with respect to any Federal Funds Reset Date (1) the average of the rate on Federal Funds for the 7 calendar days ending on the Wednesday of the immediately preceding week with the rates for non-business days assumed as the rate as of the immediately preceding business day (each a

"Federal Funds Determination Period"), as published in H.15(519) under the heading "Federal funds (effective)" or, (2) if not published by 3:00 p.m., New York City time on the business day next succeeding such Federal Funds Reset Date, the average of the rates for each day in the Federal Funds Determination Period as published on Bloomberg FEDL01 Index GPO GO Page Forward ("Bloomberg") under the heading "FED EFFECTIVE" and under the column "CLOSE," with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published on Bloomberg. If such rate is not published in H.15(519) and no rates are published on Bloomberg for the related Federal Funds Determination Period, the Federal Funds Weekly Rate will be the average of the rates for each day in the Federal Funds Determination Period as published, with respect to each day, on the next succeeding business day in The Wall Street Journal for near closing bid, with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published in The Wall Street Journal. Notwithstanding the above, if for any day a rate other than the average weekly rate published in H.15(519) is used, and such rate subsequently is published in H.15(519) prior to the next Federal Funds Reset Date, then the rate as published in H.15(519) shall be considered the Federal Funds Weekly Rate as it applies to each day following the day of publication of such rate in H.15(519) but prior to the next Federal Funds Reset Date.

  "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System (or such other release which may replace H.15(519)).

  If either the Class A Certificate Rate, the Class B Certificate Rate or the Class C Interest Rate is a LIBOR-based rate, then the Servicer will determine LIBOR (i) for the initial Interest Period on the second business day prior to the Series Issuance Date and (ii) for each Interest Period following the initial Interest Period, on the second business day prior to the commencement of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London Time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London Time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading international banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  "Interest Period" means, with respect to any Payment Date, a period from and including the preceding Payment Date to but excluding such Payment Date; provided, however, that the initial Interest Period will constitute a period from and including the Series Issuance Date to but excluding the May 1998 Distribution Date.

PREFUNDING ACCOUNT

  If the Summary of Terms herein designates Series 1998-1 a Prefunded Series, then the Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Prefunding Account as an Eligible

Deposit Account held for the benefit of the Series 1998-1 Holders. If applicable, funds on deposit in the Prefunding Account will be withdrawn on the Funding Dates and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Should the Prefunded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Prefunding Account will be withdrawn for pro rata distribution to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution Date.

  All amounts on deposit in the Prefunding Account, if applicable, will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account during the preceding Monthly Period will be withdrawn from the Prefunding Account and deposited into the Collection Account for distribution to the Series 1998-1 Holders. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest for such Monthly Period.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Series Cut-Off Date and ends on the day before the commencement of the Class A Accumulation Period or, if earlier, the Early Amortization Period or the Principal Payment Period), no principal payments will be made to Investor Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period). During the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount. On each Distribution Date during the Class B Amortization Period, principal payments will be distributed to the Class B Certificateholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, or during the Principal Payment Period, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, and then to the Class C Interest Holders. No principal payments will be made in respect of the Class C Invested Amount until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

  On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Investor Certificateholders' Interest and the Class C Investors' Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount, and, if necessary, be treated as Shared Principal Collections.

  On each Distribution Date of the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of
(a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Amortization Period, amounts equal to the lesser of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (b) the Class B Invested Amount will be paid to the Class B Certificateholders.

  If a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event occurs with respect to Series 1998-1, the Early Amortization Period or the Principal Payment Period will commence and (i) any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date and (ii) any amount on deposit in the Prefunding Account will be distributed to the Investor Certificateholders and the Class C Interest Holders on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount, respectively. If, on an Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 1998-1, plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 1998-1, plus (d) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount with respect to the related Distribution Date, plus (e) any other amounts which pursuant to the Series 1998-1 Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (f) the proceeds of any withdrawal from the Class C Spread Account in respect of the Class C Investor Default Amount (which proceeds will only be used to make principal payments on the Class C Interests).

  The Class A Accumulation Period is scheduled to commence at the close of business on the last day of the July 2006 Monthly Period. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty months. On each Determination Date until the Class A Accumulation Period begins, the Servicer will determine the "Class A Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (i) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. Notwithstanding the above, the Series 1998-1 Supplement may require that the number of months in the Class A Accumulation Period exceed the Class A Accumulation Period Length and that certain minimum deposits be made to the Principal Funding Account during the Class A Accumulation Period. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

  On each Distribution Date during the Early Amortization Period or the Principal Payment Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 1998-1 Termination Date.

SUBORDINATION

  The Class B Certificateholders' Interest and the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Investors' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. Similarly, certain principal payments allocable to the Class C Investors' Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charges" herein.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Investor Certificateholders' Interest and the Class C Investors' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

  Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1998-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount as of the Series Issuance Date) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day; provided, however, that if (i) Series 1998-1 is a Prefunded Series and (ii) the Invested Amount has increased during the previous Monthly Period as a result of an increase in the amount of Principal Receivables in the Trust, then the numerator above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class C Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

  Collections of Principal Receivables will be allocated to Series 1998-1 based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that if (i) Series 1998-1 is designated a Prefunded Series in the Summary of Terms herein, and (ii) the Invested Amount has increased during the previous Monthly Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account, then the numerator referred to in (a) above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period; and provided further, however, that because the Investor Certificates are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period with respect to Series 1998-1, the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired Series and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1. Such amounts so allocated to the Investor Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Class A

Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

  As used herein, the following terms have the meanings indicated:

  "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, plus (iv) if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

  "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v), plus (vii) if applicable, the amount of any increases in the Class B Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

  "Class A Adjusted Invested Amount," for any date of determination, means an amount equal to the then current Class A Invested Amount, minus the funds on deposit in the Principal Funding Account on such date.

  "Class C Invested Amount" means an amount equal to (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the Class C Interest Holders prior to such date (other than principal payments made from the proceeds of any withdrawal from the Class C Spread Account for the purpose of reimbursing previous reductions in the Class C Invested Amount), minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Class C Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (iv) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Defaulted Receivables; Investor Charge-Offs," minus (v) an amount equal to the product of the Class C Floating Percentage and the Investor Default Amount (the "Class C Investor Default Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose on such Distribution Date, plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v), plus (vii) if applicable, the amount of any increases in the Class C Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account; provided, however, that the Class C Invested Amount may not be reduced below zero.

  "Invested Amount," for any date, means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

  "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount plus the product of (i) a fraction, the numerator of which is the Class A Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Class B Investor Amount" for any date means an amount equal to the sum of the Class B Invested Amount plus the product of (i) a fraction, the numerator of which is the Class B Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Class C Investor Amount" for any date means an amount equal to the sum of the Class C Invested Amount plus the product of (i) a fraction, the numerator of which is the Class C Initial Invested Amount and the numerator of which is the Initial Invested Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

  "Investor Amount" for any date means an amount equal to the sum of the Invested Amount plus any amounts on deposit in the Prefunding Account, if applicable.

PRINCIPAL FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Class A Investor Certificateholders. During the Class A Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 1998-1, Miscellaneous Payments allocated to Series 1998-1 and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "--Application of Collections."

  Unless a Pay Out Event or, if Series 1998-1 is an Extendable Series, a Principal Payment Event has occurred with respect to the Investor Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean an amount equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and (ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Class A Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1998-1 (to the extent described below under "--Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period during which the Class A Accumulation Period begins or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of $5,000,000 and the Reserve Account Factor as of such Distribution Date. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and pay such amount to the Seller. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period (as such may have been postponed at the option of the Servicer) as of such Distribution Date and the denominator of which is twenty.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.

  On or before each Distribution Date with respect to the Class A Accumulation Period (on or prior to the Class A Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

  The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Class A Accumulation Period has not commenced, the occurrence of a Pay Out Event or a Principal Payment Event with respect to Series 1998-1 or, if the Class A Accumulation Period has commenced, the first Special Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be paid to the Seller. Any amounts withdrawn from the Reserve Account and paid to the Seller as described above will not be available for distribution to the Investor Certificateholders or the Class C Interest Holders.

REALLOCATION OF CASH FLOWS

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the sum of (A) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to Series 1998-1 (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (C) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, and (D) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Series 1998-1 Supplement. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class C Invested Amount and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1998-1 and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class C Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

  Reductions of the Class A or Class B Invested Amount shall thereafter be reimbursed and the Class A or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "--Application of Collections--Excess Spread; Excess Finance Charges." When such reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the Class C Invested Amount will be reimbursed and the Class C Invested Amount increased in a similar manner.

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid

Class B Servicing Fee exceeds the collections of Finance Charge Receivables allocable to the Class B Certificates for the related Monthly Period and certain other available amounts described herein and (b) the Class B Investor Default Amount for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1998-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Investors' Interest and not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Class C Investors' Interest with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Class C Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

APPLICATION OF COLLECTIONS

  Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Class C Available Funds (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

  (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date will be (x) distributed to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class A Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

  (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

  (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date will be (x) distributed to the Class B Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class B Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

  (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

  (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  (C) On each Distribution Date, an amount equal to the Class C Available Funds with respect to such Distribution Date will be distributed in the following priority:

  (i) an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

  "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class A Certificate Rate specified in the Summary of Terms is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the outstanding principal balance of the Class A Certificates as of the preceding Record Date, or (ii) if the Class A Certificate Rate specified in the Summary of Terms is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class A Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class A Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the increase in the outstanding principal balance of the Class A Certificates as a result of such Additional Issuance.

  "Class A Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class A Monthly Interest previously due but not (i) paid to the Class A Certificateholders or (ii) deposited in the Class A Interest Funding Account, as applicable.

  "Class A Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class A Certificateholders on a prior Payment Date or (ii) deposited in the Class A Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class A Certificate Rate plus 2% per annum.

  "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class B Certificate Rate specified in the Summary of Terms is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the outstanding principal balance of the Class B Certificates as of the preceding Record Date, or (ii) if the Class B Certificate Rate specified in the Summary of Terms is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date; and provided further that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class B Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class B Certificate Rate is a fixed rate) and the denominator of which is 360,
(b) the Class B Certificate Rate and (c) the increase in the outstanding principal balance of the Class B Certificates as a result of such Additional Issuance.

  "Class B Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class B Monthly Interest previously due but not (i) paid to the Class B Certificateholders or (ii) deposited in the Class B Interest Funding Account, as applicable.

  "Class B Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class B Certificateholders on a prior Payment Date or (ii) deposited in the Class B Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class B Certificate Rate plus 2% per annum.

  "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class C Floating Percentage of the collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement or the Series 1998-1 Supplement, but other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to Series 1998-1 and (b) if applicable, the Class C Interest Holders' pro rata portion of interest and other investment income (net of losses and expenses) earned on amounts on deposit in the Prefunding Account.

  "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause
(B)(iii) above and clause (C)(ii) above.

  Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1998-1 with respect to the related Monthly Period to make the following distributions in the following priority:

  (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items;" provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause (A)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(iii) above under "--Payment of Interest, Fees and Other Items";

  (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

  (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "--Payment of Interest, Fees and Other Items" and (II) applied, up to the Class B Investor Default
      Amount, as a
      portion of Available Investor Principal Collections for such Distribution Date; provided that, in the event the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(i) above under "--Payment of Interest, Fees and Other Items," second to pay the Class B Servicing Fee pursuant to clause (B)(ii) above under "--Payment of Interest, Fees and Other Items" and the remainder applied as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause
      (c)(II);

  (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

  (e) an amount equal to the sum of (I) Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date and (II) the amount of any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Interest Holders on a prior Distribution Date will be distributed to the Class C Interest Holders;

  (f) an amount equal to the Class C Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

  (g) an amount equal to the Class C Investor Default Amount shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

  (h) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class C Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed, including from the Spread Account) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

  (i) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

  (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

  (k) amounts required to be deposited in the Class C Spread Account pursuant to the Class C Supplemental Agreement will be deposited into the Class C Spread Account;

  (l) if applicable, an amount equal to the aggregate of any amounts then due to the depositor of funds into the Cash Collateral Account (or any successor or assignee thereto) pursuant to an agreement, as amended from time to time, among the Seller, the Servicer, such depositor and the Trustee (to the extent such amounts are payable pursuant to the terms of such agreement out of Excess Spread or Excess Finance Charges allocated to Series 1998-1) will be distributed to the depositor or its designee for application in accordance with such agreement; and

  (m) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Bank as described in "Description of the Certificates--Sharing of Excess Finance Charges" in the Prospectus.

  "Class C Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times

(B) the Class C Interest Rate and (ii) the outstanding principal balance of the Class C Interests as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class C Monthly Interest shall be equal to the interest accrued on the initial Class C Investor Amount at the Class C Interest Rate for the period from the Series Issuance Date to but excluding the first Distribution Date.

  "Class C Interest Rate" means a rate specified in the Class C Supplemental Agreement not to exceed one-month LIBOR plus 1% per annum.

  "Class C Additional Interest," with respect to any Distribution Date, means additional interest with respect to Class C Monthly Interest due but not paid to the Class C Interest Holders on a prior Distribution Date at a rate equal to the Class C Interest Rate.

  Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

  (i) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus; and

  (ii) on each Distribution Date with respect to the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

    (w) an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Class A Certificateholders;

    (x) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Invested Amount on such Distribution Date, will be distributed to the Class B
        Certificateholders;

    (y) for each Distribution Date beginning on the Class C Principal Commencement Date, an amount equal to Class C Monthly Principal, up to the Class C Invested Amount on such Distribution Date, will be distributed to the Class C Interest Holders; and

    (z) the balance, if any, will be treated as Shared Principal
        Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period, the Principal Payment Period or the Early Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period, and on or prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and
(iii) the Class A Adjusted Invested Amount on such Distribution Date.

  "Class B Monthly Principal" with respect to any Distribution Date relating to the Class B Amortization Period, the Principal Payment Period or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date) and (ii) the Class B Invested Amount on such Distribution Date.

  "Class C Monthly Principal" with respect to any Distribution Date relating to the Class C Amortization Period, the Principal Payment Period or the Early Amortization Period, after the Class B Certificates have been paid in full, will equal the lesser of (i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (ii) the Class C Invested Amount on such Distribution Date.

  "Controlled Accumulation Amount" means $25,000,000 provided, however, that, if the commencement of the Class A Accumulation Period is delayed as described above under "--Principal Payments," the Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined by the Servicer in accordance with the Pooling Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Accumulation Period.

  "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Distribution Date.

  "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Class A Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

CASH COLLATERAL ACCOUNT

  The Trust will have the benefit of the Cash Collateral Account which will be held in the name of the Trustee for the benefit of the Series 1998-1 Holders and will be invested in certain obligations meeting the requirements for "Eligible Investments."

  The Cash Collateral Account will be fully funded on the Series Issuance Date in the Initial Cash Collateral Amount with a deposit to be made by the Seller. The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Class A Certificates, Class B Certificates and the Class C Interests are paid in full, (b) the Series 1998-1 Termination Date and (c) the final Termination Date of the Trust.

  On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to or withdrawal from the Cash Collateral Account to be made on such Distribution Date) and the Required Cash Collateral Amount.

  On each Distribution Date, a withdrawal will be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the following amounts in the following order of priority:

    (a) the excess, if any, of the Class A Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 available to fund such Class A Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, second to fund any deficiency in the Class A Servicing Fee, and third to fund the Class A Investor Default Amount not funded from Class A Available Funds and Excess Spread and Excess Finance Charges allocated to Series 1998-1 , if any, for such Distribution Date;

    (b) the excess, if any, of the Class B Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 available to fund such Class B Required Amount will be used first to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, second to fund any deficiency in the Class B Servicing Fee and third to fund the Class B Investor Default Amount not funded from Excess Spread and Excess Finance Charges allocated to Series 1998-1 for such Distribution Date;

    (c) the excess, if any, of the current Class C Monthly Interest, overdue Class C Monthly Interest and any current or overdue Class C Additional Interest over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount;

    (d) the excess, if any of the accrued and unpaid Class C Servicing Fee with respect to the related Distribution Date over the amount of Class C Available Funds and Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount; and

    (e) the excess, if any, of the Class C Investor Default Amount for the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available to fund such amount.

  "Required Cash Collateral Amount" means, with respect to any Distribution Date, the greater of (I) the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 1.6%, and (II) $1,112,502; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account (other than withdrawals from the Cash Collateral Account because the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount), or a Pay Out Event occurs with respect to Series 1998-1, then the Required Cash Collateral Amount shall equal the Required Cash Collateral Amount on the Distribution Date immediately preceding such withdrawal or Pay Out Event, (ii) in no event shall the Required Cash Collateral Amount exceed the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Class C Invested Amount on any such date and
(iii) the Required Cash Collateral Amount may be reduced without the consent of the Series 1998-1 Holders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Investor Certificates or the Class C Interests and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1.

  With respect to any Distribution Date, if the Available Cash Collateral Amount is less than the Required Cash Collateral Amount, certain Excess Spread and Excess Finance Charges will be deposited into the Cash Collateral Account to the extent of such shortfall.

  If on any Distribution Date, the Available Cash Collateral Amount exceeds the Required Cash Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Series 1998-1 Supplement and the Class C Supplemental Agreement and will not be available to the Investor Certificateholders.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

  On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1998-1 or from amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above in "-- Application of Collections--Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1998-1 or from amounts available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Class C Invested Amount and applied as described above in "--Application of Collections--Payment of Interest, Fees and other Items" and "--Reallocation of Cash Flows."

  On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Class C Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges."

  On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1998-1 and not required to pay the Class A Required Amount, amounts on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Class C Investors' Interest and not required to pay the Class A Required Amount, then the Class C Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges."

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

  Unless an Early Amortization Event has occurred, principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) with respect to the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date and the final principal payment with respect to the Class B Certificates is expected to be paid on the Class B Expected Final Payment Date, provided, that if Series 1998-1 is designated an Extendable Series in the Summary of Terms, the Investor Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will initially be the date specified as such in the Summary of Terms, but will successively be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer, at least 30 days prior to the then-current Initial Principal Payment Date, elects not to cause such extension. In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Class A Accumulation Period, as applicable, will end, and the Principal Payment Period will commence. During the Principal Payment Period, interest will be paid monthly on each Distribution Date, and amounts then on deposit in the Principal Funding Account and Available Investor Principal Collections with respect to each Distribution Date commencing on the Initial Principal Payment Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series Termination Date, and, after payment in full to the Class A Certificateholders, then to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series Termination Date.

  The payment in full of the Invested Amount on the Initial Principal Payment Date is dependent on Available Investor Principal Collections with respect to such date and any amounts then on deposit in the Principal Funding Account. With respect to certain principal payments to be made prior to the Class A Expected Final Payment Date, other Series will have priority over the Investor Certificates in the allocation of Shared Principal Collections, as described "Description of the Certificates--Shared Principal Collections" in the Prospectus.

  The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Seller, each Rating Agency and the Class C Interest Holders of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to provide such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

  The Series 1998-1 Supplement provides that, from time to time during the Revolving Period, the Bank may, subject to certain conditions described below, cause the Trustee to issue Additional Investor Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 1998-1 Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Class C Investors' Interest or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the Controlled Accumulation Amount will be increased proportionately to reflect the principal amount of Additional Investor Certificates.

  Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-1 Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Bank shall have given the Trustee and the Servicer written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance; (c) the Bank shall have delivered to the Trustee any additional Credit Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement;
(d) the Bank shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1998-1; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 1998-1, together with any additional Credit Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A Investor Charge-Offs or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; and (j) the Bank shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B

Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective classes.

PAIRED SERIES

  The Series 1998-1 Interests may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Investor Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Bank) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series 1998-1, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Investor Certificateholders and the Class C Interest Holders. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by an Investor Certificateholder. See "Risk Factors--Master Trust Considerations--Issuance of Additional Series; Effect on Payments to Certificateholders" in the Prospectus.

REQUIRED PRINCIPAL BALANCE; ADDITION OF ACCOUNTS

  The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

  If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Bank shall on or before the tenth business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

PAY OUT EVENTS

  The Pay Out Events with respect to Series 1998-1 will include each of the events specified in the Prospectus under "Description of the Certificates--Pay Out Events" and the following:

  (a) failure on the part of the Bank (i) to make any payment or deposit required under the Pooling Agreement or the Series 1998-1 Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the

      Bank set forth in the Pooling Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the Series 1998-1 Holders and which continues unremedied for a period of 60 days after written notice;

  (b) any representation or warranty made by the Bank in the Pooling Agreement or the Series 1998-1 Supplement or any information required to be given by the Bank to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1998-1 Holders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

  (c) a failure by the Bank to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series 1998-1 Supplement;

  (d) the occurrence of any Servicer Default;

  (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 1998-1 for such three Monthly Periods;

  (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date; and

  (g) the Bank is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement or the Series 1998-1 Supplement.

  Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 1998-1 by notice then given in writing to the Bank and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 1998-1 as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 1998-1, without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

  If, contrary to the opinion of Tax Counsel described under "Certain Federal Income Tax Considerations--General" in the Prospectus, it is determined that the Class A Certificates or the Class B Certificates do not constitute indebtedness for Federal income tax purposes, such determination will not constitute a Pay Out Event with respect to the Investor Certificates.

  For purposes of the foregoing discussion pertaining to Pay Out Events, references to the Investor Certificates will include the Class C Investors' Interest.

  For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to Series 1998-1:

  "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the Monthly Servicing Fee with respect to Series 1998-1 for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period; provided, however, that if the Bank receives written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

  "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related

Distribution Date, plus (c) if applicable, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, plus (d) any Excess Finance Charges that are allocated to Series 1998-1, plus (e) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds, in each case for the Distribution Date with respect to such Monthly Period, minus (f) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

  If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Bank, as described in the Prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent Federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicing Fee allocable to Series 1998-1 with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date (the "Initial Servicing Fee") will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Net Servicing Fee Rate for the period from the Series Issuance Date to but excluding the first Distribution Date. On each Distribution Date, but only if the Bank or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which the Bank or The Bank of New York is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of Finance Charge Receivables allocated to the Investor Certificates and the Class C Invested Amount with respect to such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the product of the Class A Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The "Net Servicing Fee Rate" means (a) so long as the Bank is the Servicer, 0.75% per annum, (b) if The Bank of New York is the Servicer, 1.25% per annum and (c) if the Bank or The Bank of New York is not the Servicer, 2.00%. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to the product of the Class B Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The share of the Monthly Servicing Fee allocable to the Class C Interest Holders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to such Distribution Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class C Floating Percentage, (b) the Net Servicing Fee Rate and

(c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class C Servicing Fee shall be equal to the product of the Class C Floating Percentage as of the first Distribution Date and the Initial Servicing Fee. The remainder of the Servicing Fee shall be paid by the Bank or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Class C Interest Holders be liable for the share of the Servicing Fee to be paid by the Bank or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" above.

SERIES TERMINATION

  If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The Bank will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Investor Certificateholders and the Class C Interest Holders. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Investor Certificateholders' Interest and the Class C Investors' Interest.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Subject to the matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus, Tax Counsel will deliver its opinion that, under existing law, the Class A Certificates and the Class B Certificates offered hereby will properly be characterized as debt for Federal income tax purposes.

REPORTS

  No later than the fourth business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust, the Investor Certificates and the Class C Interests, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the Class A Accumulation Period, the Class B Amortization Period, the Class C Amortization Period, the Principal Payment Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to the Investor Certificates and the Class C Interests; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Class C Investors' Interest; (g) the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class C Invested Amount; (h) the Monthly Servicing Fee; (i) the Portfolio Yield for such Monthly Period; (j) amounts on deposit in the Cash Collateral Account for such Distribution Date; and (k) Reallocated Principal Collections.

LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A Certificates and the underwriting agreement for the Class B Certificates (collectively, the "Underwriting Agreement") between the Bank and Barclays de Zoete Wedd Limited ("Barclays Capital" or the "Underwriter"), the Bank has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Class A Certificates and the Class B Certificates.

  The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Investor Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. All of the Investor Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Investor Certificates offered hereby, if any are taken.

  The Underwriter intends initially to sell the Class A Certificates to a single institutional investor at the price set forth on the cover page hereof less a discount of 0.03%. The Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

  Barclays Capital, a United Kingdom broker-dealer regulated by the Securities and Futures Authority Limited, has agreed that, as part of the distribution of Investor Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Investor Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. Affiliates of Barclays Capital (such as BZW Securities Inc.) are not, however, prohibited from acting as agents for investors in the United States in connection with the distribution of Investor Certificates.

  The Underwriter has represented and agreed that:

(a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

(b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in
    Article 11(3) of the Financial Services Act 1986 (Investment
    Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

(c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

(d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Investor Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Investor Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the

Investor Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the Investor Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the Investor Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriter represents that the Underwriter will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The Bank will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditional upon the closing of the sale of the other class.

  In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank and its affiliates.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

Accounts.............................................................        S-1
Additional Investor Certificates.....................................        S-7
Additional Issuance..................................................       S-46
Adjusted Invested Amount.............................................        S-6
Applicable Federal Funds Rate........................................       S-28
Available Cash Collateral Amount.....................................       S-43
Available Final Distribution Amount..................................       S-50
Available Investor Principal Collections.............................       S-31
Available Reserve Account Amount.....................................       S-36
Bank.................................................................        S-1
Barclays Capital.....................................................       S-51
Base Rate............................................................       S-48
Bloomberg............................................................       S-29
Cash Collateral Account..............................................       S-12
Class A Accumulation Period..........................................        S-9
Class A Accumulation Period Length...................................       S-31
Class A Additional Interest..........................................       S-39
Class A Adjusted Invested Amount.....................................  S-6, S-34
Class A Available Funds..............................................       S-27
Class A Certificate Rate.............................................        S-2
Class A Certificateholders' Interest.................................        S-5
Class A Certificates.................................................   S-1, S-3
Class A Floating Percentage..........................................       S-32
Class A Initial Invested Amount......................................        S-5
Class A Initial Investor Amount......................................        S-3
Class A Interest Funding Account.....................................       S-26
Class A Invested Amount..............................................  S-5, S-34
Class A Investor Amount..............................................       S-35
Class A Investor Charge-Off..........................................       S-45
Class A Investor Default Amount......................................       S-44
Class A Monthly Interest.............................................       S-39
Class A Monthly Principal............................................       S-42
Class A Outstanding Monthly Interest.................................       S-39
Class A Principal Percentage.........................................       S-33
Class A Required Amount.............................................. S-10, S-37
Class A Servicing Fee................................................       S-49
Class B Additional Interest..........................................       S-40
Class B Amortization Period..........................................        S-9
Class B Available Funds..............................................       S-27
Class B Certificate Rate.............................................        S-2
Class B Certificateholders' Interest.................................        S-5
Class B Certificates.................................................   S-1, S-3
Class B Floating Percentage..........................................       S-32
Class B Initial Invested Amount......................................        S-5
Class B Initial Investor Amount......................................        S-3
Class B Interest Funding Account.....................................       S-27
Class B Invested Amount..............................................  S-5, S-34
Class B Investor Amount..............................................       S-35
Class B Investor Charge-Off..........................................       S-45
Class B Investor Default Amount......................................       S-44

Class B Monthly Interest........................................            S-39
Class B Monthly Principal.......................................            S-42
Class B Outstanding Monthly Interest............................            S-40
Class B Principal Commencement Date.............................             S-9
Class B Principal Percentage....................................            S-33
Class B Required Amount.........................................      S-11, S-37
Class B Servicing Fee...........................................            S-49
Class C Additional Interest.....................................            S-42
Class C Amortization Period.....................................             S-9
Class C Available Funds.........................................            S-40
Class C Floating Percentage.....................................            S-33
Class C Initial Invested Amount.................................             S-5
Class C Initial Investor Amount.................................             S-3
Class C Interest Funding Account................................            S-28
Class C Interest Holders........................................             S-8
Class C Interest Rate...........................................      S-27, S-42
Class C Interests...............................................        S-1, S-3
Class C Invested Amount.........................................       S-5, S-34
Class C Investor Amount.........................................            S-35
Class C Investor Default Amount.................................            S-34
Class C Investors' Interest.....................................             S-5
Class C Monthly Interest........................................            S-41
Class C Monthly Principal.......................................            S-42
Class C Principal Commencement Date.............................             S-9
Class C Servicing Fee...........................................            S-49
Class C Spread Account..........................................            S-28
Class C Supplemental Agreement..................................             S-5
Controlled Accumulation Amount..................................            S-43
Controlled Deposit Amount.......................................            S-43
Covered Amount..................................................            S-35
Deficit Controlled Accumulation Amount..........................            S-44
Distribution Date...............................................             S-2
Enhancement Invested Amount.....................................             S-5
ERISA...........................................................            S-14
Excess Spread...................................................      S-10, S-40
Excluded Series.................................................            S-47
Federal Funds Determination Period..............................            S-29
Federal Funds Reset Date........................................            S-28
Federal Funds Weekly Rate.......................................            S-28
Floating Allocation Percentage..................................            S-32
Funding Period..................................................             S-8
Group One.......................................................            S-13
H.15(519).......................................................            S-29
Highest Bid.....................................................            S-50
Initial Cash Collateral Amount..................................       S-3, S-12
Initial Invested Amount.........................................       S-5, S-47
Initial Investor Amount.........................................             S-3
Initial Servicing Fee...........................................            S-49
Interest Period.................................................            S-29
Invested Amount................................................. S-5, S-35, S-47
Investor Amount.................................................            S-35
Investor Certificateholders.....................................             S-1

Investor Certificateholders' Interest................................        S-5
Investor Certificates................................................   S-1, S-3
Investor Default Amount..............................................       S-44
LIBOR................................................................       S-29
LIBOR Determination Date.............................................       S-29
Monthly Report.......................................................       S-50
Monthly Servicing Fee................................................       S-49
Net Servicing Fee Rate...............................................       S-49
Paired Series........................................................       S-47
Portfolio Yield......................................................       S-48
Prefunded Amount.....................................................        S-8
Prefunding Account...................................................        S-8
Principal Allocation Percentage......................................       S-33
Principal Funding Account............................................       S-16
Principal Funding Account Balance....................................       S-35
Principal Funding Investment Proceeds................................       S-35
Reallocated Principal Collections.................................... S-10, S-37
Receivables..........................................................        S-1
Record Date..........................................................       S-26
Reference Banks......................................................       S-29
Regulations..........................................................       S-51
Required Cash Collateral Amount...................................... S-13, S-44
Required Principal Balance...........................................       S-47
Required Reserve Account Amount......................................       S-36
Reserve Account......................................................       S-36
Reserve Account Factor...............................................       S-36
Reserve Account Funding Date.........................................       S-36
Revolving Period.....................................................        S-9
Series Issuance Date.................................................        S-2
Series 1998-1 Holders................................................        S-8
Series 1998-1 Interests..............................................   S-1, S-3
Series 1998-1 Supplement.............................................       S-16
Servicer Interchange.................................................       S-49
Servicing Base Amount................................................       S-49
Servicing Fee Rate...................................................       S-49
Special Payment Date.................................................       S-16
Summary of Terms.....................................................        S-3
Telerate Page 3750...................................................       S-29
Termination Date.....................................................        S-9
Trust................................................................   S-1, S-3
Trust Cut-Off Date...................................................        S-7
Trust Portfolio......................................................       S-18
Underwriter..........................................................       S-51
Underwriting Agreement...............................................       S-51
Zero Balance Accounts................................................       S-18

                                    ANNEX I

                      PREVIOUS ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the Class A and Class B Asset Backed Certificates of the only outstanding Series that have been issued by the Trust prior to the date hereof. For more specific information with respect to any Series, prospective investors should contact the Servicer (in care of Capital One Bank, attention: Treasury Department) at
(703) 205-1000. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Prospectus Supplement for any previous publicly-issued Series.

1. SERIES 1993-1 CERTIFICATES
Initial Series 1993-1 Invested Amount......... $500,000,000
Initial Class A Invested Amount............... $450,000,000
Initial Class B Invested Amount............... $50,000,000
Class A Certificate Rate...................... 5.20%
Class B Certificate Rate...................... 5.40%
Class A Expected Final Payment Date........... October 1998 Distribution Date
Class B Expected Final Payment Date........... December 1998 Distribution Date
Class A Controlled Accumulation Amount........ $22,500,000 (1)
Class B Controlled Accumulation Amount........ $25,000,000
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... February 15, 2002
2. SERIES 1993-4 CERTIFICATES
Initial Series 1993-4 Invested Amount......... $700,000,000
Initial Class A Invested Amount............... $609,000,000
Initial Class B Invested Amount............... $91,000,000
Class A Certificate Rate...................... One-month LIBOR + 0.25% per annum
Class B Certificate Rate...................... 5.80%
Class A Expected Final Payment Date........... January 1999 Distribution Date
Class B Expected Final Payment Date........... March 1999 Distribution Date
Class A Controlled Accumulation Amount........ $30,450,000 (1)
Class B Controlled Accumulation Amount........ $45,500,000
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... May 2002 Distribution Date
3. SERIES 1994-3 CERTIFICATES
Initial Series 1994-3 Invested Amount......... $452,530,818
Initial Class A Invested Amount............... $357,500,000
Initial Class B Invested Amount............... $40,727,000
Class A Certificate Rate...................... One-month LIBOR + 0.20% per annum
Class B Certificate Rate...................... 7.35%
Class A Expected Final Payment Date........... June 1999 Distribution Date
Class B Expected Final Payment Date........... August 1999 Distribution Date
Class A Controlled Accumulation Amount........ $17,875,000 (1)
Class B Controlled Accumulation Amount........ $20,363,500
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... September 2002 Distribution Date

  The Series 1994-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $54,303,818.

--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

4. SERIES 1994-4 CERTIFICATES
Initial Series 1994-A Invested Amount......... $550,000,000
Maximum Invested Amount....................... $1,500,000,000
Certificate Rate.............................. Floating Rate
Group......................................... One
Servicing Fee Rate............................ 2.00%
Termination Date.............................. April 2003 Distribution Date
5. SERIES 1995-1 CERTIFICATES
Initial Series 1995-1 Invested Amount......... $900,000,000
Initial Class A Invested Amount............... $720,000,000
Initial Class B Invested Amount............... $81,000,000
Class A Certificate Rate...................... One-month LIBOR + 0.19% per annum
Class B Certificate Rate...................... Floating Rate
Class A Expected Final Payment Date........... June 2000
Class B Expected Final Payment Date........... August 2000
Class A Controlled Accumulation Amount........ $36,000,000 (1)
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... October 2003

  The Series 1995-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $99,000,000.

6. SERIES 1995-2 CERTIFICATES
Initial Series 1995-2 Invested Amount......... $375,000,000
Initial Class A Invested Amount............... $300,000,000
Initial Class B Invested Amount............... $48,750,000
Class A Certificate Rate...................... One-month LIBOR + 0.11% per annum
Class B Certificate Rate...................... Floating Rate
Class A Expected Final Payment Date........... August 1998
Class B Expected Final Payment Date........... October 1998
Class A Controlled Accumulation Amount........ $15,000,000 (1)
Group......................................... One
Servicing Fee Rate............................ 2.00%
Series Termination Date....................... December 2001

  The Series 1995-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $26,250,000.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

7. SERIES 1995-3 CERTIFICATES
Initial Series 1995-3 Invested Amount...... $1,050,000,000
Initial Class A Invested Amount............ $840,000,000
Initial Class B Invested Amount............ $136,500,000
Class A Certificate Rate................... One-month LIBOR + 0.15% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ August 2000
Class B Expected Final Payment Date........ October 2000
Class A Controlled Accumulation Amount..... $42,000,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... December 2003

  The Series 1995-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $73,500,000.

8. SERIES 1995-4 CERTIFICATES
Initial Series 1995-4 Invested Amount...... $750,000,000
Initial Class A Invested Amount............ $600,000,000
Initial Class B Invested Amount............ $97,500,000
Class A Certificate Rate................... Federal Funds + 0.28% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ May 1998
Class B Expected Final Payment Date........ July 1998
Class A Controlled Accumulation Amount..... $30,000,000(1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... December 2000

  The Series 1995-4 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $52,500,000.

9. SERIES 1996-1 CERTIFICATES
Initial Series 1996-1 Invested Amount...... $845,000,000
Initial Class A Invested Amount............ $676,000,000
Initial Class B Invested Amount............ $109,850,000
Class A Certificate Rate................... Three-month LIBOR + 0.12% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ August 2001
Class B Expected Final Payment Date........ October 2001
Class A Controlled Accumulation Amount..... $33,800,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... October 2004

  The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

10. SERIES 1996-2 CERTIFICATES
Initial Series 1996-2 Invested Amount...... $750,000,000
Initial Class A Invested Amount............ $600,000,000
Initial Class B Invested Amount............ $82,500,000
Class A Certificate Rate................... One-month LIBOR + 0.10% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ December 2001
Class B Expected Final Payment Date........ February 2002
Class A Controlled Accumulation Amount..... $30,000,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... February 2005

  The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

11. SERIES 1996-3 CERTIFICATES
Initial Series 1996-3 Invested Amount...... $500,000,000
Initial Class A Invested Amount............ $400,000,000
Initial Class B Invested Amount............ $55,000,000
Class A Certificate Rate................... One-month LIBOR + 0.12% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ January 2004
Class B Expected Final Payment Date........ March 2004
Class A Controlled Accumulation Amount..... $20,000,000(1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... March 2007

  The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.

12. SERIES 1997-1 CERTIFICATES
Initial Series 1997-1 Invested Amount...... $608,275,000
Initial Class A Invested Amount............ $486,620,000
Initial Class B Invested Amount............ $66,910,250
Class A Certificate Rate................... Three-month LIBOR - 0.03% per annum
Class B Certificate Rate................... Floating Rate
Class A Expected Final Payment Date........ June 2002
Class B Expected Final Payment Date........ August 2002
Class A Controlled Accumulation Amount..... $24,331,000 (1)
Group...................................... One
Servicing Fee Rate......................... 2.00%
Series Termination Date.................... June 2007

  The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.
--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

13. SERIES 1997-2 CERTIFICATES
Initial Series 1997-2 Invested Amount..... $502,212,500
Initial Class A Invested Amount........... $401,770,000
Initial Class B Invested Amount........... $55,243,375
Initial Class C Invested Amount........... $45,199,125
Class A Certificate Rate.................. Three-month LIBOR + 0.049% per annum
Class B Certificate Rate.................. Floating Rate
Class A Expected Final Payment Date....... August 2002
Class B Expected Final Payment Date....... October 2002
Class A Controlled Accumulation Amount.... $20,088,500 (1)
Group..................................... One
Servicing Fee Rate........................ 2.00%
Series Termination Date................... October 2005

--------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

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--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PRO-SPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUN-DER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Series Terms....................................................  S-3
Summary of Series Provisions...............................................  S-5
Risk Factors............................................................... S-16
Maturity Considerations.................................................... S-16
The Bank Portfolio......................................................... S-18
The Receivables............................................................ S-22
Use of Proceeds............................................................ S-26
The Bank................................................................... S-26
Series Provisions.......................................................... S-26
Underwriting............................................................... S-51
Glossary for Prospectus Supplement......................................... S-53
Annex I--Previous Issuances of Certificates................................  A-1

                                   PROSPECTUS

Available Information......................................................    2
Reports to Certificateholders..............................................    2
Incorporation of Certain Documents by Reference............................    2
Prospectus Summary.........................................................    3
Risk Factors...............................................................   18
The Bank's Credit Card and Consumer Lending Business.......................   25
The Accounts...............................................................   29
The Bank...................................................................   30
Assumption of the Bank's Obligations.......................................   31
Use of Proceeds............................................................   32
The Trust..................................................................   32
Description of the Certificates............................................   32
The Pooling Agreement Generally............................................   51
Certain Legal Aspects of the Receivables...................................   63
Certain Federal Income Tax Consequences....................................   67
ERISA Considerations.......................................................   72
Plan of Distribution.......................................................   74
Legal Matters..............................................................   74
Glossary for Prospectus....................................................   75
Annex I....................................................................  A-1

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                      [LOGO OF MASTER TRUST APPEARS HERE]

                                  $500,000,000

                                 CLASS A 6.310%
                           ASSET BACKED CERTIFICATES
                                 SERIES 1998-1

                                  $50,236,407

                                 CLASS B 6.356%
                           ASSET BACKED CERTIFICATES
                                 SERIES 1998-1

                                CAPITAL ONE BANK
                              SELLER AND SERVICER

                               ----------------
                             PROSPECTUS SUPPLEMENT
                              DATED MARCH 20, 1998
                               ----------------

                                BARCLAYS CAPITAL

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